Exhibit 16.1

Re: Green Hygienics Holdings Inc. (the “Company”)

This letter will confirm that we reviewed Item 4.01 of the Company’s Form 8-K dated August 15, 2019, captioned “Changes in the Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Saturna Group Chartered Professional Accountants LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

October 30, 2019